UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

BUNKER HILL MINING CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150028	32-0196442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300-1055 West Hastings Street, Vancouver, British Columbia, Canada V6E 2E9

(Address of Principal Executive Offices) (Zip Code)

(604) 417-7952

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equity Offerings

On June 5, 2025, Bunker Hill Mining Corp., a Nevada corporation (the “Company”), closed the previously announced brokered private placement (the “Brokered Offering”) for aggregate cash consideration of approximately US$6.2 million, which included participation by Sprott Streaming and Royalty Corp. (together with its affiliates, “Sprott Streaming”), and concurrent non-brokered private placement (the “Non-Brokered Offering” and together with the Brokered Offering, collectively, the “Equity Offerings”) with Teck Resources Limited (together with its affiliates, “Teck”) for approximately US$20.5 million. As part of the Equity Offerings, the Company issued an aggregate of 252,215,751 units of the Company (“Units”) at a price of C$0.15 (or the U.S. Dollar equivalent thereof) per Unit (the “Offering Price”). Each Unit issued under the Equity Offerings consisted of one share of common stock of the Company (a “Common Share”) and one-half of one Common Share purchase warrant (a “Warrant”). Each whole Warrant will be exercisable to acquire one additional Common Share (a “Warrant Share”) at a price of C$0.25 per Warrant Share for a period of three years following the date of issuance, subject to customary adjustments.

In the Brokered Offering, 56,921,096 Units were sold at the Offering Price by a syndicate of agents led by BMO Capital Markets, CIBC Capital Markets and Red Cloud Securities Inc., as joint bookrunners, and including National Bank Financial Inc. (collectively, the “Agents”), of which Sprott Streaming acquired 10,000,000 Units (the “Sprott Subscription”). In the Non-Brokered Offering, Teck acquired 195,294,655 Units (the “Teck Units”) at the Offering Price. The Company intends to use the net proceeds of the Equity Offerings to support the construction, start-up and ramp-up of the Bunker Hill Zinc-Silver-Lead Mine in Silver Valley, Idaho (the “Project”).

The Equity Offerings, including both the brokered and non-brokered components, were conducted on a private placement basis pursuant to applicable exemptions from the requirements of securities laws under National Instrument 45-106 – Prospectus Exemptions and the United States Securities Act of 1933, as amended (the “Securities Act”), in such other jurisdictions outside of Canada and the United States pursuant to applicable exemptions from the prospectus, registration or other similar requirements in such other jurisdictions. All securities issued pursuant to the Equity Offerings (i) are subject to a four month plus one day hold period in accordance with applicable Canadian securities laws and, if applicable, the policies of the TSX Venture Exchange (the “TSX-V”) and (ii) have not been registered under the Securities Act or any U.S. state securities laws and may not be offered or sold in the United States without registration under the Securities Act and all applicable state securities laws or compliance with requirements of an applicable exemption therefrom.

Brokered Offering

On June 5, 2025, in connection with the Brokered Offering, the Company and the Agents entered into an agency agreement (the “Agency Agreement”), pursuant to which the Agents conducted a “best efforts” marketed private placement of Units at the Offering Price for aggregate cash consideration of approximately US$6.2 million. Pursuant to the Agency Agreement, the Agents received cash commissions of C$461,061.

On June 5, 2025, pursuant to the Agency Agreement, the Company entered into subscription agreements (collectively, the “Brokered Subscription Agreements”) with certain investors, pursuant to which such investors acquired Units at the Offering Price. The Brokered Subscription Agreements contain customary representations and warranties by the Company and the investors. The representations, warranties and covenants contained in the Brokered Subscription Agreements were made solely for purposes of such agreements and as of a specific date, were solely for the benefit of the parties to such agreements, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

In connection with the issuance of the Warrants, on June 5, 2025, the Company entered into a warrant indenture (the “Warrant Indenture”) with Computershare Trust Company of Canada, as warrant agent, to govern the issuance and management of the Warrants.

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Non-Brokered Offering

As previously announced, on March 5, 2025, under the Non-Brokered Offering, the Company entered into a subscription agreement, as amended by an amending agreement, dated March 24, 2025 with Teck, pursuant to which Teck (i) contributed US$2.00 for every US$1.00 raised in the Brokered Offering and pursuant to the Debt Settlements and Equity Payment Agreement (each as defined herein and further described below) and (ii) acquired the Teck Units at the Offering Price, for aggregate consideration of approximately US$20.5 million.

Immediately prior to the closing of the Non-Brokered Offering, Teck beneficially owned, directly or indirectly, or exercised control or direction over, 23,784,723 Common Shares and warrants to purchase an additional 2,951,389 Common Shares, representing approximately 6.6% of the issued and outstanding Common Shares on a non-diluted basis and approximately 7.4% on a partially diluted basis. Upon closing of the Non-Brokered Offering, Teck now beneficially owns, directly or indirectly, or exercises control or direction over 219,079,378 Common Shares and warrants to purchase an additional 100,598,716 Common Shares, representing approximately 23.9% of the issued and outstanding Common Shares (on a non-diluted basis and, assuming the exercise of all warrants now held by Teck, approximately 31.4% on a partially diluted basis) and is considered a “Control Person” of the Company (as such term is defined in the policies of the TSX-V). The Company obtained written consents of disinterested stockholders of the Company holding a majority of the voting shares of the Company (collectively, the “Stockholder Consent”) for, among other things, the Non-Brokered Offering, including the creation of Teck as a Control Person of the Company, in satisfaction of the applicable shareholder approval requirements of the TSX-V.

Investor Rights Agreement

On June 5, 2025, in connection with the Non-Brokered Offering, the Company entered into a customary investor rights agreement (the “Teck IRA”) with Teck pursuant to which, among other things, for as long as Teck holds 10% or more of the issued and outstanding Common Shares (on a fully diluted basis), Teck will have certain pre-emptive and information rights, including the right to appoint one nominee to the Company’s board of directors (the “Board”). In addition, in accordance with the terms of the Teck IRA, the Company will not be permitted to incur any additional indebtedness or grant any additional liens (other than certain permitted indebtedness and liens) nor grant any additional royalties, enter into any streaming arrangements or conduct any non-equity financings without the prior written consent of Teck.

Capital Restructuring Transactions

As previously announced, concurrently with the closing of the Equity Offerings, the Company closed capital restructuring transactions, including the conversion into equity of certain outstanding debt, and the modification of certain existing royalty and stream financing arrangements with Sprott Streaming, as set forth in the recapitalization agreement, dated as of June 5, 2025, by and among the Company, Silver Valley, Sprott Streaming, Teck, and Monetary Metals (the “Recapitalization Agreement”) and as further discussed below.

All securities issued pursuant to restructuring transactions described below (i) are subject to a four months plus one day holding period in accordance with applicable Canadian securities laws and, if applicable, the policies of the TSX-V and (ii) have not been registered under the Securities Act or any U.S. state securities laws and may not be offered or sold in the United States without registration under the Securities Act and all applicable state securities laws or compliance with requirements of an applicable exemption therefrom.

Standby Facility

On June 5, 2025, the Company and Teck agreed that the previously announced uncommitted revolving standby prepayment facility of up to US$10 million (the “SP Facility”) will bear interest at a rate of 13.5% per annum until June 30, 2027 and a rate equal to 15.0% per annum thereafter, calculated and capitalized quarterly. The SP Facility will be available to the Company until the earlier of (i) June 30, 2028, and (ii) the date on which the Project hits 90% of name plate capacity or on the date on which the Company is cash flow positive for a quarter, unless terminated earlier by Teck. The SP Facility is secured by a security interest over all assets, properties and undertakings of the Company and the Company’s wholly owned subsidiary Silver Valley Metals Corp. (“Silver Valley”) in form and scope similar to the security held by Sprott Streaming, with certain security held on a first priority basis. No bonus securities of the Company were issued to Teck in connection with the SP Facility, nor is the SP Facility convertible into securities of the Company.

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Offtake Amendments

As previously announced, the Company has agreed to amend certain zinc and lead offtake agreements previously entered into with respect to the Project (the “Zinc and Lead Offtake Agreements”). On June 5, 2025, in connection with the Non-Brokered Offering, the Company and Teck amended the existing zinc offtake agreement (with an effective date of November 10, 2023) (the “Zinc Offtake Amendment”) and the lead concentrate offtake agreement (with an effective date of November 20, 2023) (the “Lead Offtake Amendment”), in each case between Teck and Silver Valley, pursuant to which, among other amendments, the offtake under each respective agreement will apply to life-of-mine production rather than the current five-year term.

Amendment of Existing Convertible Debentures

The Company completed the previously announced Series 1 CDs and Series 2 CDs (each as defined below), as further described below:

(a)	On June 5, 2025, the Company and Sprott Streaming entered into the amended and restated series 1 secured convertible debentures (the “Series 1 CDs”), which amended and restated the Series 1 convertible debentures previously issued to Sprott Streaming and certain creditors, maturing on March 31, 2028, pursuant to which, among other things, (i) the rate of interest of the Series 1 convertible debentures has been reduced from 7.5% to 5.0% per annum, (ii) the current conversion price, being the U.S. dollar equivalent of C$0.30 per Common Share, has been reduced to equal the Offering Price, and (iii) certain prepayment and conversion terms were amended.

(b)	On June 5, 2025, the Company and Sprott Streaming entered into the amended and restated series 2 secured convertible debentures (the “Series 2 CDs”), which amended and restated the Series 2 convertible debentures previously issued to Sprott Streaming and certain creditors, maturing on March 31, 2029, pursuant to which, among other things, (i) the rate of interest of the Series 2 CDs have been reduced from 10.5% to 5.0% per annum, (ii) the current conversion price, being the U.S. dollar equivalent of C$0.29 per Common Share, have reduced to equal the Offering Price, and (iii) certain prepayment and conversion terms were amended.

Amendments of Existing Royalty

On June 5, 2025, in addition to the amendment of the Second Royalty (as defined below), the Company amended certain existing royalty interests (collectively, the “First Royalty”) previously granted to Sprott Streaming, which applies to certain primary, residual and other claims comprising the Project. As a result of such amendment, the First Royalty has been consolidated into one 1.85% life-of-mine gross revenue royalty applying to both primary and secondary claims comprising the Project.

Amendment to the Debt Facility

On June 5, 2025, in connection with the previously announced capital restructuring transactions (the “Capital Restructuring Transactions” and, together with the Equity Offerings, the “Transactions”), Sprott Streaming and the Company amended and restated the senior secured loan agreement in the aggregate principal amount of US$21 million (the “Debt Facility”) to (i) reduce the outstanding principal amount under the Debt Facility from US$21 million to US$15 million, (ii) increase the secondary claims percentage under the additional royalty (the “Second Royalty”), which amendment is also reflected in an amending agreement to the Second Royalty, and (iii) cancel the royalty buyback option granted to the Company thereunder, which amendment is also reflected in the amending agreement to the Second Royalty. In addition, the Debt Facility (as defined below) was amended to include an option, at the election of the Company, to settle any accrued and unpaid interest through the issuance of Common Shares, subject to the prior approval of the TSX-V.

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Sprott Stream Conversion

On June 5, 2025, the existing metals purchase agreement (the “Metals Purchase Agreement”) dated June 23, 2023, by and among the Company, Silver Valley, and Sprott Streaming, pursuant to which Sprott Streaming previously advanced a US$4 million deposit to Silver Valley, was terminated and exchanged (the “Exchange Agreement”) for (i) 200,000,000 Common Shares; (ii) senior secured Series 3 convertible debentures in the aggregate principal amount of US$4 million and with a maturity date of June 5, 2030 (the “Series 3 CDs”); and (iii) an additional 1.65% life-of-mine gross revenue royalty (the “New Royalty”) on primary and secondary claims comprising the Project.

Sprott Streaming Debt Settlements

On June 5, 2025, the Company and Silver Valley entered into the previously announced debt settlement agreements with Sprott Streaming (collectively, the “Sprott Debt Settlement Agreements”), pursuant to which an aggregate of 63,690,476 Common Shares were issued to Sprott Streaming at the Offering Price in full satisfaction of (i) US$487,500 of unpaid interest under the secured convertible debentures held by Sprott Streaming, and (ii) US$6,200,000, consisting of the principal amount of US$6 million previously advanced to the Company under the Debt Facility, together with an aggregate of US$200,000 of interest accrued thereon.

Amendments to the Monetary Metals Silver Loan

On June 5, 2025, in connection with the Transactions, the Company and Silver Valley entered into (i) an amendment to the secured promissory note purchase agreement dated August 8, 2024, as previously amended by a first amendment to secured promissory note purchase agreement dated November 11, 2024 (the “MM NPA”), and (ii) an amendment to the secured promissory note dated August 8, 2024 (the “MM Note”), each with Monetary Metals Bond III LLC (“Monetary Metals”) to, amongst other things, (A) reduce the rate at which advances under the MM NPA bear interest from 15% to 13.5% per annum, (B) clarify the calculation of the cash flow sweep, (C) extend the availability date for advances thereunder from January 31, 2025 to June 30, 2025, and (D) in connection with any further advances, provide for the issuance of bonus warrants in such number and on such terms as to be agreed upon between the parties before issuance and subject to prior approval of the TSX-V. In any event, the number of bonus warrants issued or issuable to Monetary Metals will not exceed, in the aggregate, the maximum of 3,000,000 allowable under the MM NPA. The MM NPA and the MM Note are secured by security interests over all assets, properties and undertakings of the Company and Silver Valley in form and scope similar to the security held by Sprott Streaming and the security held by Teck.

Amendments to Existing Security and Intercreditor Arrangements

Pursuant to existing security arrangements, the Company has granted security interests to Sprott Streaming, Monetary Metals, and MineWater LLC (“MineWater,” and together with Sprott Streaming and Monetary Metals, the “Original Intercreditor Parties”) over all of the assets, properties and undertakings of the Company and Silver Valley. On June 5, 2025, in connection with the existing security and intercreditor arrangements among the Original Intercreditor Parties and the Company, the parties amended and restated such arrangements to, among other things, (i) reflect the termination of the Metals Purchase Agreement and other applicable Capital Restructuring Transactions; (ii) defer certain royalty payments and restrict early principal prepayments on certain outstanding debt obligations of the Company for so long as amounts are outstanding under the SP Facility, as described above; (iii) allow for the first priority security in favor of Teck over certain inventory and accounts receivable in connection with the SP Facility; and (iv) account for Teck under such arrangements (collectively, the “A&R Intercreditor and Subordination Agreement”).

Sprott Investor Rights Agreement

On June 5, 2025, the Company entered into a customary investor rights agreement (the “Sprott IRA”) with Sprott Streaming pursuant to which, among other things, Sprott Streaming has the right to appoint one nominee (or an observer) to the Board, subject to certain customary exceptions.

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In connection with the transactions described herein (including the Sprott Subscription), Sprott Streaming was issued an aggregate of 259,802,380 Common Shares, 5,000,000 Warrants and convertible debentures of which the principal amount is convertible into up to 38,320,000 Common Shares. As a result, Sprott Streaming now owns or exercises control over approximately 29.6% of the issued and outstanding Common Shares (or, assuming the exercise of all warrants and the conversion of the full principal amount of the convertible debentures now held by Sprott, approximately 39.1% on a partially diluted basis) and is considered a “Control Person” of the Company. The Company obtained the Stockholder Consent for, among other things, the restructuring transactions with Sprott Streaming and the Sprott Subscription, including the creation of Sprott Streaming as a Control Person of the Company, in satisfaction of the applicable shareholder approval requirements of the TSX-V.

Given that Sprott is a “Non-Arm’s Length Party” (as such term is defined in the policies of the TSX-V), the amendment and restatement of the Debt Facility and the granting of the Second Royalty each constituted a “Reviewable Disposition” under TSX-V Policy 5.3 – Acquisitions and Dispositions of Non-Cash Assets and were therefore subject to the TSX-V requirement to provide evidence of value. The Company satisfied this requirement by way of the Stockholder Consent.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under “Capital Restructuring Transactions” in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

All securities issued in the Transactions are restricted securities under U.S. securities laws. The Company has relied on the exemptions from registration under Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D, or Regulation S, and in reliance on similar exemptions under applicable state laws, for purposes of the Transactions.

Item 3.03	Material Modification of Rights of Security Holders.

Reference is made to the disclosure set forth under “Capital Restructuring Transactions” in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2025, Paul Smith resigned as a member of the Board effective immediately. Mr. Smith did not advise the Company that his resignation resulted from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Smith was the Chair of the Growth Committee of the Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 5.03.

On June 5, 2025, in connection with the Transactions, the Company amended and restated its articles of incorporation (the “A&R Articles”) to, among other things, increase the total number of shares of capital stock that the Company is authorized to issue from 1,510,000,000 shares to 2,510,000,000 shares and make certain other non-substantive amendments. The Company obtained shareholder approval of the A&R Articles pursuant to the Stockholder Consent.

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Item 7.01	Regulation FD Disclosure.

On June 5, 2025, the Company issued a press release regarding the Transactions. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Additional Debt Settlements

As previously announced, the Company and Silver Valley have agreed to settle outstanding receivables and other amounts owing (including, where applicable, accrued and unpaid interest thereon) in aggregate amounts of approximately US$80,000, US$3,072,254 and C$195,000 with certain creditors, contractors, and directors, respectively, of the Company or Silver Valley through the issuance of equity securities at the Offering Price. On June 5, 2025, concurrently with the closing of the Equity Offerings, the Company entered into debt settlement agreements (collectively, the “Debt Settlement Agreements”) with such creditors, contractors, and directors (collectively, the “Debt Settlements”) in order to preserve its cash for the potential restart and ongoing development of the Project.

In connection with the Debt Settlements, the Company issued:

(a)	761,904 Units to MineWater, as further described herein;

(b)	257,379 Common Shares to four directors of the Company (the “Participating Directors”) for their services for the period beginning on March 1, 2025 and ending on April 30, 2025 (collectively, the “Director Services”). Given that the amounts owed for the Director Services exceed the limits under the TSX-V policies in respect of debt settlements to non-arm’s length parties (being a maximum of C$5,000 per person and, in the aggregate, C$10,000 per issuer), the Company obtained shareholder approval under the Stockholder Consent for the issuance of Common Shares to the Participating Directors prior to issuance; and

(c)	30,302,181 Units to certain other arm’s length creditors or contractors of the Company to settle certain other outstanding receivables and other amounts owing in the aggregate amount of approximately US$3,072,254.

Each Unit issued pursuant to the Debt Settlements consisted of one Common Share and one-half of Warrant, with each whole Warrant exercisable for one additional Warrant Share at an exercise price of C$0.25 per Warrant Share for a period of three years following the date of issuance. The Participating Directors, each being a Non-Arm’s Length Party (as such term is defined in the policies of the TSX-V), received Common Shares in lieu of Units. The Company satisfied the shareholder approval requirements of the TSX-V applicable to the issuance of the Common Shares to the Participating Directors, as Non-Arm’s Length Parties, by way of the Stockholder Consent.

Equity Payment

Silver Valley and C & E Tree Farm, L.L.C. (“C&E”) previously entered into an option agreement dated March 3, 2023 (the “Option Agreement”), pursuant to which Silver Valley has an option to purchase certain real property in Idaho, USA, from C&E upon making a cash payment of US$3,129,500, subject to adjustment for lease payments made pursuant to a commercial lease agreement between the parties. The Company wanted to satisfy a portion of the purchase price payable under the Option Agreement through the issuance of equity securities. Accordingly, on June 5, 2025, the Company, Silver Valley and C&E entered into an equity payment agreement (the “Equity Payment Agreement”), pursuant to which the Company issued 4,761,905 Units to C&E at a deemed price equal to the Offering Price to satisfy US$500,000 of the purchase price payable under the Option Agreement. Each Unit issued pursuant to the Equity Payment Agreement consists of one Common Share and one-half of one Warrant, with each whole Warrant exercisable for one additional Warrant Share at an exercise price of C$0.25 per Warrant Share for a period of three years following the date of issuance, being June 5, 2028.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of June 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNKER HILL MINING CORP.

Dated: June 11, 2025	By:	/s/ Sam Ash
	Name:	Sam Ash
	Title:	President and CEO

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